Designated Filer:	Monarch Alternative Capital LP
Issuer & Ticker Symbol:	Resolute Energy Corp. [REN]
Date of Event Requiring Statement:	March 1, 2019

Exhibit 99.2

Joint Filer Information and Signatures
Joint Filers:

1.	Name:	MDRA GP LP
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

		By: /s/ Michael Weinstock	Date: March 4, 2019
Name: Michael Weinstock
Title: Member

2.	Name:	Monarch GP LLC
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MONARCH GP LLC

		By: /s/ Michael Weinstock	Date: March 4, 2019
Name: Michael Weinstock
Title: Member